LETTER TO  SHAREHOLDERS Q1 2023

hippo

KEY HIGHLIGHTS FROM Q1

Outstanding TGP/Revenue Growth

- TGP up 59% YoY
- Revenue up 62% YoY
- Raising Full Year Guidance for both TGP and Revenue

Improving Core Gross Loss Ratio[1]

- Core Consolidated: 51%
- Core Hippo Homeowners Insurance Program: 60%, improved from 78% a year ago

Achieving Operating Leverage

- Operating Expense, excluding Loss and LAE, roughly flat and declining as a percentage of revenue

Adjusted EBITDA Outlook on Track

- GAAP Net Loss Attributable to Hippo of $69.8 million/Adjusted EBITDA loss of $52.1 million with $7.5 million of excess bad weather losses
- On track to achieve previous annual guidance of an adjusted EBITDA loss of $147 million for FY2023

Financial Strength

- Cash and Investments at $620 million at 3/31/23
- Spinnaker policyholder surplus of $169 million
- Launched up to $50 million share buyback

Total Generated Premium

+59%

YoY



$123M
$154M
$245M
Q1 '21
Q1 '22
Q1 '23

HHIP Core Gross Loss Ratio[1]

-18%

YoY



78%
60%
Q1 '22
Q1 '23

Revenue

+62%

YoY



$17M
$24M
$40M
Q1 '21
Q1 '22
Q1 '23

Premium Retention[2]

+3pp

YoY



89%
92%
Q1 '22
Q1 '23

(1) Core defined as current accident year loss ratio excluding PCS-defined catastrophe losses

(2) Consumer Blended Premiums

Letter to Shareholders | Q1 2023

2

Letter to Shareholders | Q1 2023 3 Q1’23:  EARLY EXECUTION SUCCESS Dear Shareholders, 2023 is off to an excellent start for Hippo. We're growing, hitting our goals for operating efficiency, and we continue to have the financial strength to execute on our plans with confidence. We’ve made significant strides toward profitability and remain on track for achieving adjusted EBITDA profitability by the end of 2024. As I discussed in our Q4’22 letter, Hippo’s long-term success comes down to two simple things. First, we need to make the experience of being a Hippo customer the best around. One of our most significant projects in 2023 is building a differentiated consumer agency business. Our aim is to offer the superior “Hippo experience” to all our customers whether they are buying Hippo home insurance or a product from one of our partner carriers. Currently, just over 10% of our customers are buying more than one product through our Hippo Agency, and we expect this percentage to grow substantially over time. Our goal is to delight our customers by exceeding their expectations as we partner with them to proactively protect their home from loss. One tangible example of this strategy is our Hippo Home Care service. I’m happy to report that our new Hippo Home Care app is now available for download through both the Apple and Android app stores for all US homeowners, even if they are not yet Hippo customers. Through the app, a homeowner can receive a Hippo Home Care Health Score along with a maintenance check list of activities and simple DIY instructions to improve that score. Give it a try! The second key component of long-term success is continuing to use our technology to execute at a high level on the financial and operational fundamentals of insurance. As we’ve discussed previously, our top priority is improving the loss ratio for the Hippo Home Insurance Program. In the quarter, the US home insurance industry was impacted by high winter weather activity including 17 atmospheric rivers in California, our second largest state. However, looking beyond the bad weather, our current accident year Non-Cat Gross

Letter to Shareholders | Q1 2023 4 Loss Ratio was 60%, a substantial improvement versus Q1’22’s comparable 78%. The primary drivers of this improvement were our recent actions in rate and pricing, improved geographic diversity, and our continued success in attracting our Generation Better target customers. And this is just the beginning. In 2023, we’ve submitted filings impacting 46 of our managed products, covering 81% of our premium volume, with 30 already approved covering over half of our premium. We expect these filings to continue our momentum, further improving our rate segmentation and accuracy. Cumulatively, we have introduced 18 new data-driven rating variables into our rating plans over the last two years. These variables continue to move us down our path of creating a differentiated pricing plan that tells customers about risks to their house and provides financial incentives to make improvements. Finally, our technology platform also allows us to benefit from operating leverage as we scale. Operating expenses, excluding Loss and LAE, were essentially flat versus the prior year quarter, falling as a percentage of TGP to 29% compared to 44% a year ago. As we’ve said in the past, much of the heavy development costs of our platform are behind us and we’re rapidly moving towards a period of sustainable, profitable growth. Thank you, Richard McCathron President & CEO

Letter to Shareholders | Q1 2023 5 Q1 RESULTS Q1 Highlights Q1 FINANCIALS: KPIS AND NON-GAAP FINANCIALS We have continued our execution momentum from last year and are off to a great start in 2023. Top line growth remained strong, with TGP and Revenue growing at 59% and 62%, respectively, year-over-year. The Core Gross Loss Ratio of 60% was an 18 percentage point improvement versus the prior year quarter, reflecting the benefits of the pricing and underwriting actions that we took in 2022. And we are achieving expected increases in operational efficiency as we scale, with operating expenses roughly flat year-over-year while growing TGP and revenue. Total Generated Premium $245M +59% YoY Revenue $40M +62% YoY HHIP Core Gross Loss Ratio1 60% -18pp YoY (1) Core defined as current accident year loss ratio excluding PCS-defined catastrophe losses Premium Retention2 92% +3% YoY Total Generated Premium In-Force $902M +42% YoY (2) Hippo Consumer Blended Premiums

hippo

Our adjusted EBITDA was negative $52.1 million versus negative $48.5 million in the prior year quarter, driven by higher-than-normal weather losses that had a net impact of $7.5 million in the quarter.

As we discussed last quarter, we're excited to begin reporting our financials in three segments to align with how we are managing the business in 2023. A more detailed description of these segments can be found on our investor relations website and in our Q1 2023 Form 10-Q as filed with the SEC.

TGP:	**Q1'23**	**Q1'22**	**%Change**
Services	$ 97.9	$ 75.9	29%
Insurance-as-a-service	104.0	40.7	156%
Hippo Home Insurance Program	92.2	79.0	17%
Eliminations	(49.2)	(41.9)	–
Total	$ 244.9	$ 153.7	59 %

Revenue:	**Q1'23**	**Q1'22**	**%Change**
Services	$ 9.8	$ 7.4	32%
Insurance-as-a-service	12.9	7.0	84%
Hippo Home Insurance Program	19.3	13.0	48%
Eliminations	(2.2)	(2.9)	–
Total	$ 39.8	$ 24.5	62%

Expenses:	**Q1'23**	**Q1'22**	**%Change**
Services	$ 18.9	$ 17.7	7%
Insurance-as-a-service	8.2	4.2	95%
Hippo Home Insurance Program	59.7	52.5	14%
Eliminations	(2.0)	(2.9)	–
Total	$ 84.8	$ 71.5	19%
Services Non Controlling Interest	$ (1.7)	$ (1.1)	55%

Adjusted EBITDA:	**Q1'23**	**Q1'22**	**%Change**
Services	$ (10.8)	$ (11.4)	- 5%
Insurance-as-a-service	3.2	2.6	23%
Hippo Home Insurance Program	(44.3)	(39.7)	12%
Eliminations	(0.2)	–	–
Total	$ (52.1)	$ (48.5)	7%

Letter to Shareholders | **Q1 2023**

6

Letter to Shareholders | Q1 2023 7 Hippo Home Insurance Program (HHIP) In the Hippo Home Insurance Program segment, we continued to expand the size of our policy portfolio while making significant progress on our path to profitability. TGP and revenue grew strongly in the quarter, up 17% and 48%, respectively, year-over-year. We continue to expect the pace of 2023 TGP growth to be restrained in this segment relative to other parts of our business as we continue our focus on improving our loss ratio. For revenue, we expect strong growth for the remainder of 2023 as our 2023 reinsurance treaty drives higher earned premium volumes and we realize the benefit of higher yields on our investment portfolio. HHIP’s Gross Loss Ratio was 101%, including 41 percentage points of PCS- defined catastrophe losses. The quarter included unusually heavy rain and snow in parts of California, our second largest market. There was no prior period reserve development in the quarter. The Core Gross Loss Ratio of 60% compared very favorably to 78% in the prior year quarter reflecting the benefits of the pricing and underwriting actions that we took in calendar 2022. We expect significant, continued improvement as these actions have more time to earn into our financial results. We are continuing to leverage our nimble technology platform to fine tune and calibrate our rating plans and have submitted filings already in 2023 that impact 46 of our managed products covering 81% of our premium volume. As we have previously stated, we expect our Gross Loss Ratio to reach the mid-60% range by the end of 2024. Our segment operating expenses, excluding Losses and LAE, have improved materially as a percentage of TGP to 27% versus 40% in the prior year quarter. We are showing a flattening in sales and marketing spend and lower technology and development costs as we continue to focus on expense discipline and expect ongoing improvements as we grow. Our Hippo Homeowners Insurance Program reported an adjusted EBITDA loss in the quarter of $44.3 million vs. $39.7 million a year ago, primarily due to the excess catastrophic weather in the quarter.

Letter to Shareholders | Q1 2023 8 Services Our Services segment, which includes our Hippo Agency, First Connect and Hippo Home Care businesses, delivered TGP of $97.9 million, up 29% year-over-year while revenues were $9.8 million, up 32% year-over-year. Our Services businesses are fast-growing and fee-oriented with high LTV characteristics. We continue to invest aggressively in our platforms to provide differentiated services for our customers across all our businesses. • Within our consumer Hippo Agency, builder partnerships are driving both new and renewal business and we’re excited about the launch of our program for small home builders through our recently-launched Home Builder Insurance Agency. • At First Connect, we continue to sign up new agencies and insurers to the platform and now support access to over 70 carriers and insurers for thousands of independent agents. • Hippo Home Care recently launched the Hippo Home Care app nationwide for all US homeowners. Services also demonstrated favorable operating leverage during the quarter. The adjusted EBITDA loss was $10.8 million in the quarter, reflecting continued investments in brand advertising and technology, an improvement from the $11.4 million adjusted EBIDTA loss in the year ago quarter, as our operating expenses declined as a percentage of revenue. Insurance-as-a-Service Through our carrier, Spinnaker, we leverage our capital and insurance licenses to provide capacity to third party MGAs, creating diversified income through fees, underwriting profits, and investment income. Our Insurance-as-a-Service segment had a great start to the year with record growth rates and a positive $3.2 million contribution to adjusted EBITDA. Total Generated Premiums were $104 million, up 156% year-over-year, driven by both new and existing programs. Revenue growth was also strong at $12.9 million, up 84% year-over-year.

Letter to Shareholders | Q1 2023 9 Balance Sheet & Cash at 3/31/2023 • Our cash and investments were $620 million, down from $640 million at 12/31/2023 • Spinnaker’s statutory surplus was $169 million, up from $165 million at 12/31/2023 • We announced a $50 million share repurchase program in late March and repurchased 15,472 shares through March 31. In the month of April, we continued the program repurchasing an additional 48,963 shares. Net Loss and Net Loss per share Net Loss attributable to Hippo was $69.8 million or $3.01 per share for the quarter, compared to a loss of $67.6 million or $3.01 per share in the prior year quarter. Guidance Summary • With Q1 behind us, we are increasing our TGP guidance, now expecting to exceed $1 billion of TGP versus our previous statement of “nearing $1 billion” • We now expect revenues to be up over 45% year over year, versus prior guidance of “over 40%” • We continue to expect an adjusted EBITDA loss of $147 million for 2023 • We reiterate our expectation of turning adjusted EBITDA positive by the end of 2024 and highlight that adjusted EBITDA excludes investment income

Letter to Shareholders | Q1 2023 10 Non-GAAP financial measures This letter to shareholders includes the non-GAAP financial measure (including on a forward-looking basis) Adjusted EBITDA. Hippo defines Adjusted EBITDA, a non-GAAP financial measure, as net loss attributable to Hippo excluding interest expense, income tax expense, depreciation, amortization, stock-based compensation, net investment income, restructuring charges, impairment expense, other non-cash fair market value adjustments, and contingent consideration for one of our acquisition and other transactions that we consider to be unique in nature. Hippo excludes these items from Adjusted EBITDA because it does not consider them to be directly attributable to its underlying operating performance. This non-GAAP measure is an addition, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP measures to their most directly comparable GAAP counterparts are included in the Appendix to this presentation. Hippo believes that these non-GAAP measures of financial results (including on a forward-looking basis) provide useful supplemental information to investors about Hippo. Hippo’s management uses forward looking non-GAAP measures to evaluate Hippo’s projected financial and operating performance. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example other companies may calculate non-GAAP measures differently, or may use other measures to calculate their financial performance, and therefore Hippo’s non-GAAP measures may not be directly comparable to similarly titled measures of other companies. This letter to shareholders also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Hippo is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward looking non-GAAP financial measures is included.

Letter to Shareholders | Q1 2023 11 This letter to shareholders also includes key operating and financial metrics including Total Generated Premium (“TGP”), Gross Loss Ratio and net loss ratio. We define TGP as the aggregate written premium placed across all our business platforms for the period presented. We measure TGP as it reflects the volume of our business irrespective of choices related to how we structure our reinsurance treaties, the amount of risk we retain on our own balance sheet or the amount of business written in our capacity as an MGA, agency or as an insurance carrier/reinsurer. • We define Total Generated Premium as the aggregate written premium placed across all of our business platforms for the period presented. • We define Total Generated Premium in force as the aggregate annualized premium for all the policies in force as of the period end date. • We define Gross Loss Ratio expressed as a percentage, which is the ratio of the gross losses and loss adjustment expenses to the gross earned premium. • We define Net Loss Ratio expressed as a percentage, which is the ratio of the net losses and loss adjustment expenses to the net earned premium. Forward-looking statements safe harbor Certain statements included in this letter to shareholders that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial results and other operating and performance metrics, our business strategy, our cost reduction efforts, the quality of our products and services, and the potential growth of our business, including our ability and timing to achieve profitability. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. These forward-looking

Letter to Shareholders | Q1 2023 12 statements are subject to a number of risks and uncertainties, including our ability to achieve or maintain profitability in the future; our ability to retain and expand our customer base and grow our business, including our builder network; our ability to manage growth effectively; risks relating to Hippo’s brand and brand reputation; denial of claims or our failure to accurately and timely pay claims; the effects of intense competition in the segments of the insurance industry in which we operate; the availability and adequacy of reinsurance, including at current coverage, limits or pricing; our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; risks related to our proprietary technology and our digital platform; outages or interruptions or delays in services provided by our third party providers, including our data vendor; risks related to our intellectual property; the seasonal and cyclical nature of our business; the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; continued disruptions from the COVID-19 pandemic; any overall decline in economic activity; the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, data privacy and cybersecurity, and the insurance industry generally; and other risks set forth in the sections entitled “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward- looking statements. There may be additional risks that Hippo does not presently know, or that Hippo currently believes are immaterial, that could also cause actual results to differ from those contained in the forwardlooking statements. In addition, forward-looking statements reflect Hippo’s expectations, plans, or forecasts of future events and views as of the date of this letter to shareholders. Hippo anticipates that subsequent events and developments will cause Hippo’s assessments to change. However, while Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Hippo’s assessments of any date subsequent to the date of this letter to shareholders. Accordingly, undue reliance should not be placed upon the forward-looking statements.

13Letter to Shareholders | Q1 2023 APPENDIX

Letter to Shareholders | Q1 2023 14 KEY OPERATING AND FINANCIAL METRICS (in millions, unaudited) Three Months Ended March 31 2023 2022 Total Generated Premium $ 244.9 $ 153.7 Total Revenue 39.8 24.5 Net Loss attributable to Hippo (69.8) (67.6) Adjusted EBITDA (52.1) (48.5) Net Loss Ratio 273% 250% Gross Loss Ratio 76% 76% CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (in millions, unaudited) 2023 2022 Revenue: Net earned premium $ 13.8 $ 9.0 Commission income, net 17.4 11.5 Service and fee income 3.2 3.6 Net investment income 5.4 0.4 Total revenue 39.8 24.5 Expenses: Losses and loss adjustment expenses 37.7 22.5 Insurance related expenses 15.8 13.2 Technology and development 11.6 14.7 Sales and marketing 22.4 24.9 General and administrative 19.8 16.5 Interest and other (income) expense 0.3 (1.0) Total expenses 107.6 90.8 Loss before income taxes (67.8) (66.3) Income tax expense 0.3 0.2 Net loss (68.1) (66.5) Net income attributable to noncontrolling interests, net of tax 1.7 1.1 Net loss attributable to Hippo $ (69.8) $ (67.6) Other comprehensive income: Change in net unrealized gain or loss on investments, net of tax 1.7 (2.6) Comprehensive loss attributable to Hippo $ (68.1) $ (70.2) Per share data: Net loss attributable to Hippo - basic and diluted $ (69.8) $ (67.6) Weighted-average shares used in computing net loss per share attributable to Hippo - basic and diluted 23,198,491 22,464,802 Net loss per share attributable to Hippo - basic and diluted $ (3.01) $ (3.01) Three Months Ended March 31

Letter to Shareholders | Q1 2023 15 CONSOLIDATED BALANCE SHEETS (in millions, unaudited) March 31, 2023 December 31, 2022 Assets Investments: Fixed maturities available-for-sale, at fair value $ 141.0 $ 121.1 Short-term investments 290.4 324.8 Total investments 431.4 445.9 Cash and cash equivalents 188.9 194.5 Restricted cash 31.8 50.0 Accounts receivable 133.6 107.2 Reinsurance recoverable on paid and unpaid losses and LAE 300.6 286.3 Prepaid reinsurance premiums 326.8 309.9 Ceding commissions receivable 59.9 45.8 Capitalized internal use software 41.2 38.8 Intangible assets 25.8 26.9 Other assets 64.8 63.6 Total assets $ 1,604.7 $ 1,568.9 Liabilities and stockholders’ equity Liabilities: Loss and loss adjustment expense reserve $ 305.2 $ 293.8 Unearned premiums 365.7 341.3 Reinsurance premiums payable 249.5 207.1 Provision for commission 8.7 5.0 Accrued expenses and other liabilities 132.6 128.2 Total liabilities 1,061.7 975.4 Stockholders’ equity: Common stock — — Additional paid-in capital 1,574.7 1,558.0 Accumulated other comprehensive loss (5.3) (7.0) Accumulated deficit (1,031.1) (961.1) Total Hippo stockholders' equity 538.3 589.9 Noncontrolling interest 4.7 3.6 Total stockholders’ equity 543.0 593.5 Total liabilities and stockholders’ equity $ 1,604.7 $ 1,568.9

Letter to Shareholders | Q1 2023 16 2023 2022 Cash flows from operating activities: Net loss $ (68.1) $ (66.5) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation and amortization 4.3 3.9 Stock–based compensation expense 16.1 13.4 Change in fair value of warrant liability 0.2 (1.2) Change in fair value of contingent consideration liability 0.8 3.2 Other non-cash items (1.8) 0.2 Changes in assets and liabilities: Accounts receivable, net (26.4) (4.5) Reinsurance recoverable on paid and unpaid losses and LAE (14.6) (54.5) Ceding commissions receivable (14.1) (7.6) Prepaid reinsurance premiums (16.9) (4.4) Other assets (2.1) (3.3) Provision for commission 3.7 2.1 Accrued expenses and other liabilities 5.0 (2.3) Loss and loss adjustment expense reserves 11.4 21.6 Unearned premiums 24.4 (1.0) Reinsurance premiums payable 42.4 42.3 Net cash used in operating activities (35.7) (58.6) Cash flows from investing activities: Capitalized internal use software costs (3.9) (3.8) Purchases of property and equipment — (2.4) Purchases of investments (111.2) (385.4) Maturities of investments 122.0 12.8 Sales of investments 7.9 2.6 Other (1.0) (2.0) Net cash provided by (used in) investing activities 13.8 (378.2) Cash flows from financing activities: Taxes paid related to net share settlement of equity awards (0.9) (1.0) Proceeds from exercise of options 0.2 1.2 Share repurchase under program (0.2) — Payments of contingent consideration (0.4) — Other (0.6) (0.5) Net cash used in financing activities (1.9) (0.3) Net (decrease) increase in cash, cash equivalents, and restricted cash (23.8) (437.1) Cash, cash equivalents, and restricted cash at the beginning of the period 244.5 818.7 Cash, cash equivalents, and restricted cash at the end of the period $ 220.7 $ 381.6 CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions, unaudited) Three Months Ended March 31

Letter to Shareholders | Q1 2023 17 SUPPLEMENTAL FINANCIAL INFORMATION (in millions, unaudited) Total Generated Premium 2023 2022 Net loss attributable to Hippo $ (69.8) $ (67.6) Adjustments: Net investment income (5.4) (0.4) Depreciation and amortization 4.3 3.9 Stock-based compensation 16.1 13.4 Fair value adjustments 0.2 (1.2) Contingent consideration charge 0.8 3.2 Other one-off transactions 1.4 — Income tax expense 0.3 0.2 Adjusted EBITDA $ (52.1) $ (48.5) 2023 2022 Change Gross Written Premium $ 189.5 $ 117.1 $ 72.4 Gross Placed Premium $ 55.4 $ 36.6 $ 18.8 Total Generated Premium $ 244.9 $ 153.7 $ 91.2 Three Months Ended March 31 RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES (in millions, unaudited) Three Months Ended March 31

Letter to Shareholders | Q1 2023 18 Gross Loss Ratio Breakdown Insurance Related Expenses Breakdown 2023 2022 PCS Losses 25% 19% Non-PCS Losses 51% 57% Gross loss ratio 76% 76% 2023 2022 Amortization of deferred direct acquisition costs, net $ 6.0 $ 4.6 Employee-related costs 3.0 2.8 Underwriting costs 1.8 2.0 Amortization of capitalized internal use software 2.7 1.8 Other 2.3 2.0 Total $ 15.8 $ 13.2 Gross and Net Loss Ratios 2023 2022 Gross Losses and LAE $ 126.3 $ 91.2 Gross Earned Premium 165.1 120.1 Gross Loss Ratio 76% 76% Net Losses and LAE $ 37.7 $ 22.5 Net Earned Premium 13.8 9.0 Net Loss Ratio 273% 250% Three Months Ended March 31 Three Months Ended March 31 Three Months Ended March 31 Direct acquisition costs were $16.3 million for the three months ended March 31, 2023, of which $10.3 million were offset by ceding commission income. Direct acquisition costs were $14.2 million for the three months ended March 31, 2022, of which $9.6 million were offset by ceding commission income.

hippo

Consolidated Gross Loss Ratio (GLR)

	2022					2023
	Q1	Q2	Q3	Q4	FY	Q1
Reported Consolidated GLR with ULAE	**76%**	**78%**	**110%**	**42%**	**76%**	**76%**
Prior Accident Year (PAY) Action						
All PCS events	-6%	-12%	-10%	-8%	-9%	-1%
Non-PCS	-13%	-10%	-8%	-2%	-8%	-0%
PAY Impact on GLR	-19%	-22%	-18%	-10%	-17%	-1%
PCS Cat Events						
Uri/Ian	0%	0%	52%	-15%	9%	0%
Other PCS	25%	33%	3%	13%	18%	26%
PCS Impact on GLR	25%	33%	55%	-2%	27%	26%
GLR excluding PAY and PCS Events	**70%**	**67%**	**73%**	**54%**	**66%**	**51%**

HHIP Gross Loss Ratio (GLR)

	2022					2023
	Q1	Q2	Q3	Q4	FY	Q1
HHIP GLR with ULAE	**99%**	**95%**	**80%**	**59%**	**83%**	**101%**
Prior Accident Year (PAY) Action						
All PCS events	-7%	-19%	-12%	-14%	-13%	0%
Non-PCS	-13%	-16%	-9%	-5%	-11%	0%
PAY Impact on GLR	-20%	-35%	-21%	-19%	-24%	0%
PCS Cat Events						
Uri/Ian	0%	0%	9%	-3%	1%	0%
Other PCS	41%	55%	10%	22%	33%	41%
PCS Impact on GLR	41%	55%	19%	19%	34%	41%
HHIP GLR excluding PAY and PCS Events	**78%**	**75%**	**82%**	**59%**	**73%**	**60%**

Letter to Shareholders | **Q1 2023**

19

hippo

SEGMENTS

(in millions, unaudited)

	Three Months Ended March 31, 2023				
	Services	Insurance-as-a-Service	Hippo Home Insurance Program	Intersegment Elimination[1]	Total
Revenue:					
Net earned premium	$ —	$ 7.6	$ 6.2	$ —	$ 13.8
Commission income, net	9.6	3.8	6.2	(2.2)	17.4
Service and fee income	0.2	—	3.0	—	3.2
Net investment income	—	1.5	3.9	—	5.4
Total Revenue	9.8	12.9	19.3	(2.2)	39.8
Operating Expenses:					
Loss and loss adjustment expense	—	2.7	34.5	—	37.2
Insurance related expense	—	4.2	8.2	(0.8)	11.6
Sales and marketing	12.1	—	4.9	(1.2)	15.8
Technology and development	3.7	—	4.5	—	8.2
General and administrative	2.9	1.3	7.5	—	11.7
Other expenses	0.2	—	0.1	—	0.3
Total operating expenses	18.9	8.2	59.7	(2.0)	84.8
Less: Net investment income	—	(1.5)	(3.9)	—	(5.4)
Less: Noncontrolling interest	(1.7)	—	—	—	(1.7)
Adjusted EBITDA	(10.8)	3.2	(44.3)	(0.2)	(52.1)
Net investment income					5.4
Depreciation and amortization					(4.3)
Stock-based compensation					(16.1)
Fair value adjustments					(0.2)
Contingent consideration charge					(0.8)
Other one-off transactions					(1.4)
Income tax expense					(0.3)
Net loss attributable to Hippo					$ (69.8)

(1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company's Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q1 2023

20

hippo

	Three Months Ended March 31, 2022				
	Services	Insurance-as-a-Service	Hippo Home Insurance Program	Intersegment Elimination[1]	Total
Revenue:					
Net earned premium	$ —	$ 4.4	$ 4.6	$ —	$ 9.0
Commission income, net	7.0	2.4	5.0	(2.9)	11.5
Service and fee income	0.4	—	3.2	—	3.6
Net investment income	—	0.2	0.2	—	0.4
Total Revenue	7.4	7.0	13.0	(2.9)	24.5
Operating Expenses:					
Loss and loss adjustment expense	—	1.0	20.9	—	21.9
Insurance related expense	—	2.0	11.0	(2.9)	10.1
Sales and marketing	13.2	0.1	5.2	—	18.5
Technology and development	2.0	—	6.9	—	8.9
General and administrative	2.4	1.1	8.5	—	12.0
Other expenses	0.1	—	—	—	0.1
Total operating expenses	17.7	4.2	52.5	(2.9)	71.5
Less: Net investment income	—	(0.2)	(0.2)	—	(0.4)
Less: Noncontrolling interest	(1.1)	—	—	—	(1.1)
Adjusted EBITDA	(11.4)	2.6	(39.7)	—	(48.5)
Net investment income					0.4
Depreciation and amortization					(3.9)
Stock-based compensation					(13.4)
Fair value adjustments					1.2
Contingent consideration charge					(3.2)
Other one-off transactions					—
Income tax expense					(0.2)
Net loss attributable to Hippo					$ (67.6)

(1) Intersegment eliminations include commissions paid from Hippo Home Insurance Program for policies sold by the Company's Services segment (revenue, cost, and other adjustments in respective business units eliminated as part of consolidation).

Letter to Shareholders | Q1 2023

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